UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2007

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-27428	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 12, 2007, OceanFirst Financial Corp. (the “Company”) announced that earnings for the year ended December 31, 2006 will be revised from the earnings results previously reported by the Company in its January 18, 2007 press release. As a result, the Company’s previously issued press release dated January 18, 2007, which included unaudited consolidated financial statements for the quarter and year ended December 31, 2006, should no longer be relied upon. Although the Company’s full review of the legal, accounting and tax impact of the restatement is ongoing, at this time the Company expects that, once restated, its net earnings for the quarter and year ended December 31, 2006, will be reduced.

References to the Company’s Website in the press release do not incorporate by reference the information on the Company’s Website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference. The press release attached hereto as Exhibit 99.1 and the information contained therein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The press release shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

For more information, reference is made to the Company’s press release dated March 12, 2007, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are filed herewith:

Exhibit 99.1    Press Release dated March 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and
Chief Financial Officer

Dated: March 14, 2007